EXHIBIT 99.1

☒	Please mark votes As in this example	REVOCABLE PROXY MONARCH COMMUNITY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. DeVries and Andrew J. Van Doren, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated in this Proxy, all the shares of Common Stock of Monarch Community Bancorp, Inc. held of record by the undersigned on _________________, on all matters that come before, and on all matters incident to the conduct of, the special meeting of shareholders to be held on __________, at ____ _.m. (EST) at Monarch Community Bank, 375 North Willowbrook Road, Coldwater, Michigan, and at any adjournment or postponement of the special meeting.

		For	Against	Abstain

Proposal 1: To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated October 31, 2014, between Monarch Community Bancorp, Inc., and Chemical Financial Corporation, as it may be amended from time to time, pursuant to which Monarch Community Bancorp, Inc. will merge with and into Chemical Financial Corporation.

		☐	☐	☐

		For	Against	Abstain

IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON
__________, 2014

THE PROXY STATEMENT/PROSPECTUS IS
AVAILABLE AT:

[http://www.cfpproxy.com/774]

	Proposal 2: To consider and vote upon, on a non-binding advisory basis, the following resolution: “RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Monarch Community Bancorp, Inc. that is based on or otherwise relates to completion of the merger of Monarch Community Bancorp, Inc. with and into Chemical Financial Corporation, and the agreements and understandings concerning such compensation, as disclosed pursuant to Item 402(t) of Regulation S-K, are hereby APPROVED.”	☐	☐	☐
Please be sure to date and sign this proxy in the box below. Shareholder sign above Co-holder (if any) sign above
		For	Against	Abstain
	Proposal 3: To vote upon an adjournment or postponement of the Monarch Community Bancorp, Inc. special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

This Proxy, when properly executed and delivered, will be voted in the manner directed herein by the undersigned shareholder. If a duly executed Proxy is returned and no specification is made, this Proxy will be voted FOR all Proposals. The shares represented by this Proxy will be voted in the discretion of the Proxies on any other matters that may come before the special meeting and on any matter incident to the conduct of the special meeting.

If you do not return this Proxy and do not vote in person at the special meeting, your vote will be counted as voted AGAINST approval of the Agreement and Plan of Merger.

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
MONARCH COMMUNITY BANCORP, INC.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED